Exhibit 10.41

EXECUTION COPY

DEVELOPMENT AGREEMENT

BETWEEN AMEDICA CORPORATION AND MICHAEL BOLOGNESI M.D.

This Development Agreement (this “Agreement”) is made and entered into as of the 21st day of January, 2006 (the “Effective Date”), by and between AMEDICA CORP., a Delaware corporation (“Amedica”), and Michael Bolognesi, M.D. (“Bolognesi).

RECITALS:

A. Amedica is in the business of designing, developing and selling various products and applications for medical and biomedical uses and from various materials, including the use of advanced ceramic materials;

B. Amedica desires to continue to encourage the conceiving, development, testing, providing education and dealing with novel devices for implant in or use with hip and knee reconstructive medical and surgical procedures (“Devices”), whether manufactured from ceramic materials or other materials;

C. Bolognesi an orthopedic surgeon having knowledge and expertise relating to hip and knee reconstructive procedures; and

D. The parties desire to enter into arrangements between the parties to assist in the future development, approval, trial and clinical use of Devices.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and represent as follows:

1.	Definitions.

For purposes of this Agreement, the following terms shall have the following definitions:

a. “Development Services” means the development and related services as requested by Amedica relating to the conceptualization, development, testing, approval and related matters involving the Devices more fully described in Section “b” below;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b. “Devices” are exclusively limited to those designated in Schedule “A” attached hereto and includes all ideas, discoveries, creations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes, and materials, whether or not patentable, including all rights to obtain, perfect or enforce any proprietary interests therein, pertaining to such devices as limited in Schedule A, which Bolognesi, whether alone or in concert with others, may conceive, reduce to practice or develop during the Term (or, if based on or related to any confidential or proprietary information of Amedica, within [***********] after the termination of this Agreement), alone or in conjunction with another, or others, whether during or out of regular business hours, and whether at the request or upon the suggestion of Amedica.

2.	Cooperative Development Arrangements.

The parties intend that Bolognesi shall diligently perform the Development Services and provide reasonable input and expertise hereunder. The Development Services shall include, without limitation, the following:

a. Examining and reviewing the characteristics of the Devices and the nature of the materials with which the Devices are constructed;

b. Providing expertise in ideas and testing pertaining to the Devices, and coordination with other Amedica personnel and third-parties related to such testing, as requested by Amedica;

c. Providing guidance and assistance in the clinical details of the Devices;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

d. Assisting by providing the written portions of the patent applications pertaining to the Devices as determined by Amedica and approved by Bolognesi; and

e. Assisting by providing the written portions of applications for regulatory approval for the Devices or surgical processes for their implantation or other use.

3.	Term and Termination.

a. The term (“Term”) of this Agreement shall commence as of the Effective Date and shall continue until the later of:

(i) Ten (10) years from the date hereof; or

(ii) The expiration of patent rights on the Devices, unless earlier terminated as provided hereunder.

b. Either party has the right to terminate this Agreement at any time upon thirty (30) days prior written notice to the other. Upon termination, Amedica’s sole obligation to Bolognesi will be to pay any then outstanding unpaid fees, royalties or other compensation due Bolognesi under the terms of this contract and to reimburse Bolognesi for then outstanding reimbursable expenses. Royalty payments rightfully due Bolognesi will continue being paid by Amedica to Bolognesi or his designated beneficiary after the termination of this agreement. Further, Bolognesi will have the option to sell any and all Amedica stock options then owned by Bolognesi back to Amedica at the market value per share.

4.	Compensation for Assignment and Sale of Proprietary Rights.

a. As full consideration for the Development Services related solely to [*********************************************] and any assignment of right [*********************************************] to Amedica pursuant to Section 9 hereof, Amedica shall pay Bolognesi the total of the following:

(i) Bolognesi shall, in the form of royalty or similar payments, payable on a monthly basis, receive [**********] of the Net After-Tax Profits for the [*********************************************] from Amedica; provided, that this is subject to the provisions of Subsection 4(d) below.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b. As full consideration for the Development Services related solely to the [*********************************************] and any assignment of right in Devices related to the [*********************************************], Amedica pursuant to Section 9 hereof, shall pay Bolognesi the total of the following:

(i) Bolognesi shall, in the form of royalty or similar payments, payable on a monthly basis, receive a total of [**********] of the Net After-Tax Profits; provided, that this is subject to the provisions of Subsection 4(d) below.

c. As full consideration for the Development Services related solely to the [*********************************************] and any assignment of right in Devices related to the [****************************************], Amedica pursuant to Section 9 hereof, shall pay Bolognesi the total of the following:

(i) Bolognesi shall, in the form of royalty or similar payments, payable on a monthly basis, receive a total of [**********] of the Net After-Tax Profits; provided, that this is subject to the provisions of Subsection 4(d) below.

d. “Net After-Tax Profits” is defined as that portion of profits received by Amedica attributable to the sale of Devices, after deducting from all gross proceeds from such sales the costs and expenses attributable to the development, testing, marketing and sale of the Devices (but not including any Amedica overhead or expenses unrelated to the Devices), and less all sales, use, occupation or excise taxes and all income taxes applicable to income generated from the Devices.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

e. Upon Bolognesi’s death, or upon letters from two independent physicians that Bolognesi is disabled and unable to perform the nature of the Development Services hereunder, this Agreement shall terminate as to Bolognesi; provided, that Bolognesi or Bolognesi’s designated beneficiary, shall continue to be entitled to receive the royalties as provided herein, applicable to all Devices completed for marketing prior to the date of death or disability.

f. Notwithstanding any provision herein to the contrary, income used for calculating royalties payable to Bolognesi hereunder shall not include any sales attributable to the use of any Devices by any hospital or surgical center where Bolognesi (or a partner, shareholder, employee or contracting physician) currently practices medicine. No provision under this Agreement, either overtly or covertly, directly or indirectly, requires or contemplates that Bolognesi make any recommendations to Bolognesi’s patients or health care facilities with respect to Amedica’s Devices or other products. There shall be no adjustment to the percentage of royalties, or the rate of any other compensation, resulting from the presence of or absence of, any recommendations of Amedica’s Devices or other products to Bolognesi’s patients or health care facilities by Bolognesi.

g. Amedica shall maintain separate accountings relating to the Devices. Bolognesi shall, at all times, have reasonable access to examine Amedica’s books and records relating to the Devices.

h. Bolognesi acknowledges that the payment provisions of this Section 4 represents the sole agreement between the parties with regard to Bolognesi’s compensation for

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

all Development Services and any assignment of rights to the Devices; and Amedica shall not be obligated to make, or otherwise be liable for, any additional payment of compensation or reimbursement of expenses with regard to Development Services or the Devices or other similar type payment. It is the parties’ intent that this Agreement provide for the “sale or exchange of a capital asset” by Bolognesi to Amedica under Internal Revenue Code Section 1235 entitled “Sale or Exchange of Patents,” and that all payments made to Bolognesi hereunder shall be taxed as long-term capital gains. Nothing in this Agreement to the contrary shall imply that the parties intend that the payments to Bolognesi hereunder shall be for anything other than the transfer of all proprietary rights that Bolognesi may have in the Devices. Amedica is making no warranties or representations, however, as to ultimate taxability of the payments to Bolognesi hereunder.

5.	Exclusivity.

Amedica acknowledges that Bolognesi has other professional business and investment dealings in addition to his responsibilities under this Agreement and that Bolognesi will not be required to devote his time exclusively to his responsibilities hereunder. Notwithstanding any provision herein to the contrary, Bolognesi agrees that during the Term, Amedica shall have the exclusive rights to the Devices.

6.	Confidentiality.

a. Both during the Term and following termination of this Agreement for any reason, except as necessary for the performance of the Development Services hereunder, Bolognesi shall not, at any time or in any manner, directly or indirectly, use, divulge, disclose or communicate to any third-person or entity any information that was disclosed to or developed by Bolognesi during the course of performing the Development Services and which is not generally available to the public, including, without limiting the generality of the foregoing: information

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

regarding matters affecting or relating to Amedica’s business or its Devices; the nature of Amedica’s properties or products, whether developed or under development; the identity of Amedica’s customers; prices which Amedica obtains or has obtained with respect to its products or services; information as to Amedica’s discussions, negotiations and/or dealings with actual or potential third-party buyers, investors, licensees or co-venturers; Amedica’s costs, overhead or profit margin; or Amedica’s operational methods or its business plans and processes. All material as such will be labeled “confidential”.

b. Records. Promptly following termination of this Agreement, Bolognesi shall deliver to Amedica any and all property of Amedica which may be in his possession including products, materials, memoranda, notes, records, reports, writings, drawings, diskettes, models and other materials or other documents or photocopies of the same in any tangible form whatsoever constituting confidential or proprietary information of Amedica, and any of the foregoing in intangible form.

7.	Covenant Not to Compete.

a. Certain Acknowledgments and Agreements. Bolognesi recognizes and acknowledges the competitive and proprietary nature of Amedica’s business operations. Bolognesi acknowledges and agrees that a business will be deemed competitive with Amedica if it engages in a line of business in which it develops, manufactures or sells any products provided or offered by Amedica or any similar ceramic products to those defined in Schedule “A”.

b. Bolognesi agrees that during the Term and for an additional [**********] after termination of this Agreement (which period shall be tolled during the period of any violation or breach of any of the provisions hereof and for a period of [**********] thereafter), whether such termination is voluntary or involuntary, Bolognesi shall not:

(i) For his benefit, or on behalf of any other person or entity, directly or indirectly, as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any Competitive Business dealing, manufacturing or having an interest in the devices listed in Schedule “A” anywhere in the continental United States of America (the “Restricted Territory”), except that nothing contained herein shall preclude Bolognesi from purchasing or owning securities of any such business if such securities are publicly traded, and provided that his holdings do not exceed one percent (1%) of the issued and outstanding securities of any class of securities of such business; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(ii) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any known customers or patrons of Amedica; or

(iii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to Amedica or any present or future parent, subsidiary or affiliate of Amedica to leave the services of Amedica or any such parent, subsidiary or affiliate for any reason.

c. Reasonableness of Restrictions. Bolognesi further recognizes and acknowledges that:

(i) The restrictions in this Section 7 are reasonable in relation to the skills which represent his principal salable asset both to Amedica and to any prospective employers; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(ii) The geographical scope of the provisions of this Section 7 is reasonable, legitimate and fair to Bolognesi in light of Amedica’s need to market its services and sell its products worldwide in order to have a sufficient customer base to make Amedica’s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Bolognesi is qualified to earn his livelihood.

d. Survival of Acknowledgments and Agreements. The acknowledgments and agreements set forth in this Section 7 shall survive the expiration or termination of this Agreement.

8.	Ownership of Ideas, Copyrights and Patents.

a. Disclosure of Devices. Bolognesi agrees that he will promptly disclose all Devices to Amedica and that he will not publish any Devices, or any information with regard thereto, without the prior written consent of Amedica.

b. Property of Amedica. Amedica shall have the sole and exclusive right, even as to Bolognesi, to prepare, file, prosecute, obtain and maintain any and all patents and patent applications claiming any Devices. All Devices shall be the sole and exclusive property of Amedica and, subject to payment pursuant to the provisions of Section 3 hereof, Bolognesi hereby assigns to Amedica all of his right, title and interest in and to all of the Devices unless Amedica fails to commence the manufacture, marketing or distribution of the Devices within [***********] of development. Bolognesi further agrees to use his best efforts to ensure that no Devices will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

c. Prior Rights. Bolognesi has attached hereto as Schedule “B”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(i) A list of all proprietary concepts and inventions in which he has any right, title, or interest as of the date of his execution of this Agreement (“Prior Rights”); and

(ii) A list of all Prior Rights made, conceived, or developed, in whole or in part, by Bolognesi prior to the date of his execution of this Agreement, and Bolognesi represents that Schedule “B” is a complete and accurate list of all Prior rights.

d. Cooperation. Bolognesi hereby agrees to willfully cooperate with Amedica, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Amedica’s rights in and to any Devices, including, but not limited to, performing all acts deemed necessary or desirable by Amedica (both during the Term and for a period of [***********] after expiration of this Agreement) and joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States of America and of any and all other countries to Devices; provided, that, Amedica will bear the expense of all such proceedings, Bolognesi hereby agrees that any patent or other legal right covering any Device issued to Bolognesi personally, shall be assigned by Bolognesi to Amedica without charge by Bolognesi, except as specifically provided under Section 3 hereof.

e. Works Made For Hire. Without limiting the foregoing, Bolognesi further acknowledges that all original works of authorship made by Bolognesi after the execution of this agreement, whether alone or jointly with others in the performance of the Development Services and which are protectable by copyright are “works made for hire” within the meaning of the United States Copyright Act, 17 U.S.C. § 101, as amended, the copyright of which shall be owned solely, completely and exclusively by Amedica. If any Device is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. § 101, as amended, such work shall be owned solely by, or hereby assigned or transferred completely and exclusively to Amedica.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

9.	Representations and Warranties Regarding Prior Work and Legal Obligations.

a. Bolognesi hereby represents and warrants that he has no commitments or obligations with any prior employer or any other person or entity that would restrict his ability to perform the Development Services, or is inconsistent with this Agreement and Bolognesi hereby agrees to indemnify and hold Amedica harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

b. Bolognesi represents that he has been advised by Amedica that at no time should he divulge to, or use for the benefit of, Amedica any trade secret or confidential or proprietary information of any previous employer. Bolognesi acknowledges that he has not divulged or used any such information for the benefit of Amedica.

c. Bolognesi represents that he has not and will not misappropriate any invention that he maintained any part in creating while working for any former employer.

d. Bolognesi acknowledges that Amedica is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

10.	Equitable Remedies.

Bolognesi acknowledges that the breach of the provisions of Sections 6, 7, 8 and 9 above shall constitute irreparable damage to Amedica and, accordingly, Amedica may, in addition to all other available remedies under law and equity, obtain injunctive relief upon an alleged violation of such Sections pending resolution on the merits of any claims raised by Amedica hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

11.	Stock Option Arrangements.

As further consideration hereunder, the parties agree in good faith to negotiate an agreement granting Bolognesi certain rights to obtain options for the purchase of Amedica stock. The nature, amount and terms of such options shall be agreed upon by the parties in good-faith as soon as reasonably possible.

12.	Development Agreement Only.

This Agreement constitutes a development agreement only. Nothing herein is intended, nor shall it be construed, to create any employer/ employee arrangement, partnership arrangement or other relationship between or among the parties except as expressly provided herein; and nothing herein is intended to grant to either party any right or interest in or to the assets, business or interests of the other party, nor the right to bind the other party except as expressly herein provided.

13.	Compliance with Laws and Regulations.

The parties, at all times, shall interpret and apply the provisions of this Agreement strictly in accordance with all applicable laws and regulations, including, but not limited to, the so-called Stark federal anti-referral law and all Medicare and Medicaid laws and regulations. If any provision of this Agreement is found, by any applicable court or government agency, to be in conflict with any applicable law or regulation, the provisions of such law or regulation shall govern; and the interpretation and operation under this Agreement shall be modified accordingly.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

14.	Indemnification by Amedica.

a. Amedica will indemnify and hold Bolognesi harmless from any and all claims, costs, judgments and expenses involving:

(i) Any claim that any Device infringes or interferes with any patent or other proprietary claim of any third-party;

(ii) To the extent claimed or proven to be solely due to Device design or manufacturing defect (including reasonable attorneys’ fees) of whatever sort based on claims of product design or manufacturing defects whether sounding in negligence, strict liability at law, contract or statutory violation; and

(iii) Any breach by Amedica of any provision of this Agreement.

b. Any indemnification provided by Amedica hereunder shall not apply to any claim insofar as that claims:

(i) Relates to a professional medical liability or malpractice claim brought against Bolognesi for professional acts or omissions in connection with the medical care or treatment associated with a Device;

(ii) Arises from any breach by Bolognesi of any provision of this Agreement; or

(iii) Arises from any knowing submission by Bolognesi of false data to Amedica or from any other intentional wrongdoing by Bolognesi.

c. Promptly upon Bolognesi’s receipt of information concerning the commencement of any third-party claim, demand, action, suit or proceeding (collectively, “Action”) which is the subject of indemnification hereunder, Bolognesi shall notify Amedica in writing of the commencement of the Action. Any failure to provide such prompt notice shall

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

relieve Amedica of its indemnification obligations to the extent Amedica has been materially prejudiced by such failure. Amedica may select counsel at its own expense and control the defense of such indemnity claim and Bolognesi may participate jointly with Amedica in such defense, at Bolognesi’s expense, in which event the parties shall reasonably cooperate with each other subject, however, to Amedica’s ultimate control of the defense. With respect to any Action relating solely to the payment of money damages, Amedica shall have the sole right to defend, settle, or otherwise dispose of such claim on such terms as Amedica, in its sole discretion, shall deem appropriate; provided, that Amedica shall provide reasonable evidence of its ability to pay any damages claimed. If the Action involves any claim in which Bolognesi would become subject to injunctive relief or to other equitable relief, or Bolognesi’s business would be adversely affected in any manner, Amedica shall settle that claim only upon the written consent of Bolognesi, which shall not be unreasonably withheld.

15.	Indemnification by Bolognesi.

Except to the extent that any such claims arise through the wrongful act or neglect of Amedica, Bolognesi will indemnify and hold Amedica harmless from any and all claims, costs, judgments and expenses arising from any breach by Bolognesi of any provision of this Agreement.

16.	General.

a. Notices. All notices required or permitted to be given to a party hereunder shall be mailed by certified mail or registered mail, postage prepaid, to that party’s address set forth on the signature page of this Agreement (or to such other address specified in writing).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b. Default. If either party defaults upon any of the covenants or provisions herein, the defaulting party shall pay all costs and attorneys’ fees incurred by the other party in enforcing its rights arising hereunder.

c. Governing Law and Venue. This Agreement shall be interpreted, performed and enforced according to the laws of Utah. Venue for any action hereof shall lie with the Third Judicial District Court of the State of Utah for the United States District Court for the District of Utah, Central Division.

d. Unenforceable Provision. If any provision of this Agreement is deemed unenforceable by any court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

e. Assignment. Amedica may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of Amedica’s business or that aspect of Amedica’s business in which Bolognesi is principally involved. Bolognesi’s rights and obligations under this Agreement may not be assigned by Bolognesi without the prior written consent of Amedica.

f. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, other than any future parent, subsidiary or affiliate of Amedica.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

g. Entire Agreement. This Agreement embodies the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

h. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

i. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

j. Construction. The parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

k. Counter. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

l. Section Numbers and Headings. The Section and Subsection headings and numbers used herein are for purposes of convenience and shall not be considered in the interpretation of this Agreement.

IN WITNESS WHEREOF this 23rd day of January, 2006.

AMEDICA ADDRESS

AMEDICA CORP.

A DELAWARE CORPORATION

Amedica Corporation

615 Arapeen Drive, Suite 302

Salt Lake City, UT 84108

/s/ Eugene B. Jones
Eugene B. Jones
Vice President Finance & CFO

BOLOGNESI ADDRESS

Michael Bolognesi, M.D.

[********************]

[********************]

/s/ Michael Bolognesi
Michael Bolognesi, M.D.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A

Devices:

The Devices consist of the following, [**************************************]:

1.	[**********];

2.	[**********]; and

3.	[**********].

A-1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE B

Prior Rights:

B-1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.